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                                                                              1.


                                                                     EXHIBIT 3.5
  For Ministry Use Only

                                            Ontario Corporation Number
                                                     1334184
                                            -----------------------------------


[LOGO APPEARS HERE]
  Ministry of
  Consumer and
  Commercial Relations

  CERTIFICATE
  This is to certify that these
  articles are effective on

  JUNE 07, 1999
  ------------------------------


  Director
  Business Corporations Act

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                                    ARTICLES OF AMENDMENT

  1. The name of the corporation is:

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     B A M B O O . C O M   C A N A D A ,   I N C .
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  2. The name of the corporation is changed to (if applicable):

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  3. Date of incorporation/amalgation:


                                1999   01   01
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                              (Year, Month, Day)

  4. The articles of the corporation are amended as follows:

     (i) The authorized capital of bamboo.com Canada, Inc. (the "Amalgamated Corporation") be amended by the creation of an unlimited number of Series C Convertible Preferred Shares;

     (ii) Each issued and outstanding Series B Convertible Preferred Share of the Amalagated Corporation shall be converted into one (1) Series C Convertible Preferred Share of the Amalgamated Corporation; and

     (iii) The rights, preferences, privileges and restrictions granted to or imposed upon the Series C Convertible Preferred Shares are as follows:
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1.   Designation and Amount. The Convertible Preferred Shares shall be
     ----------------------
     designated as "Series C Convertible Preferred Shares" (the "Series C Preferred Shares"). The Amalgamated Corporation shall be authorized to issue an unlimited number of Series C Preferred Shares.

2.   Liquidation Rights.
     ------------------

     (a)  Treatment at Liquidations. Dissolution or Winding Up.
          ----------------------------------------------------

          In the event of any liquidation, dissolution or winding up of the affairs of the Amalgamated Corporation, whether voluntary or involuntary, the holders of the Series C Preferred Shares shall not be entitled to receive any assets of the Amalgamated Corporation available for distribution to its Shareholders and all such assets shall be distributed rateably among the holders of the Common Shares.

3.   Conversion.
     -----------

     The holders of the Series C Preferred Shares shall have the conversion rights as follows:

     (a)  Right to Convert: Conversion Price. Each share of Series C Preferred
          ----------------------------------
          Shares shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Amalgamated Corporation or any transfer agent for the Series C Preferred Shares, into one (1) Common Share of bamboo.com, Inc. (a "Delaware Common Share").

     (b)  Mechanics of Conversion. Before any holder of Series C Preferred
          -----------------------
          Shares shall be entitled to convert the same into Delaware Common Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Amalgamated Corporation or of any transfer agent for the Series C Preferred Shares, and shall give written notice to the Amalgamated Corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for the Delaware Common Shares to be issued. No fractional Delaware Common Shares shall be issued upon conversion of Series C Preferred Shares. The Amalgamated Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Preferred Shares, or to such holder's nominee or nominees, a
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          certificate or certificates for the number of the Delaware Common
          Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series C Preferred Shares to be converted, and the person or persons entitled to receive the Delaware Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Delaware Common Shares on such date.

     (c)  Automatic Conversion.
          ---------------------

          (i) Each share of Series C Preferred Shares shall automatically be converted into a Delaware Common Share upon:

                (A) The written election of the holder of not less than two-thirds in voting power of the then outstanding shares of Series C Preferred Shares to require such mandatory conversion; or

                (B) The liquidation, dissolution or winding up of the affairs of the Amalgamated Corporation, whether voluntary or involuntary.

          (ii) Upon the occurrence of an event specified in Section 3(c) (i) hereof, all Series C Preferred Shares shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Amalgamated Corporation or the transfer agent for the Series C Preferred Shares, provided, however, that the Amalgamated Corporation shall not be obligated to issue a certificate or certificates evidencing the Delaware Common Shares into which such Series C Preferred Shares were convertible unless the certificate or certificates representing such Series C Preferred Shares being converted are either delivered to the Amalgamated Corporation or the transfer agent of the Series C Preferred Shares, or the holder notifies the Amalgamated Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes and delivers an affidavit of loss and bond of indemnity agreement satisfactory to the Amalgamated Corporation to indemnify the Amalgamated Corporation from any loss incurred by it in connection therewith and, if the Amalgamated Corporation so elects, provides an appropriate indemnity.

          (iii) Upon the automatic conversion of the Series C Preferred
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                Shares, each holder of Series C Preferred Shares shall surrender the certificate or certificates representing such holder's
                Series C Preferred Shares at the office of the Amalgamated Corporation or of the transfer agent for the Series C Preferred Shares. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Delaware Common Shares into which the Series C Preferred Shares surrendered were convertible on the date on which such automatic conversion occurred. No fractional Delaware Common Shares shall be issued upon the automatic conversion of Series C Preferred Shares.

2.   Voting Rights.
     --------------

     (a) Except as otherwise required by law or these Articles of Amendment, the holders of the Series C Preferred Shares and the holders of the Common Shares shall be entitled to notice of any shareholders' meeting and to vote together as a single class upon any matter submitted to the shareholders for a vote, on the following basis:

          (i) Holders of Common Shares shall have one (1) vote per Common share held by them; and

          (ii) Holders of Series C Preferred Shares shall not be entitled to vote, except as set out in paragraph (b) below.

     (b) Notwithstanding the foregoing, the holders of Series C Preferred Shares shall vote as a separate class on any matters as to which a separate class vote is required by law.

     (c) Notwithstanding the foregoing, the holders of Series C Preferred Shares shall vote in the same manner as the holder of the Common Shares on any matters as to which a separate class vote is required by law.

5.   Covenants. So long as ten percent (10%) of the original issued shares of
     ---------
     Series C Preferred Shares remain outstanding, unless there is given the written consent of at least two-thirds of the Series C Preferred Shares outstanding voting as a separate class, the Amalgamated Corporation shall not undertake any further amendments of its articles if such amendments would alter or change the preferences, voting power, qualifications or special or relative rights or privileges of the Series C Preferred Shares so as to affect the holders thereof in a materially adverse manner. The holders of two-thirds of the aggregate number of shares of Series C Preferred Shares outstanding may, by affirmative vote or consent as aforesaid, agree to a change or alteration by the Amalgamated Corporation in the preferences, voting powers, qualifications and special or relative rights and privileges of the Series C Preferred Shares or may waive the application thereof in any particular instance.

6.   No Reissuance of Series C Preferred Shares. No Series C Preferred Shares or
     ------------------------------------------
     shares acquired by the Amalgamated Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Amalgamated Corporation shall be authorized to issue.

7.   Residual Rights. All rights accruing to the outstanding shares of the
     ---------------
     Amalgamated Corporation not expressly provided for in the terms of the Series C Preferred Shares shall be vested in the Common Shares.

8.   Transfer of Stock; Pairing.
     ---------------------------

     (a) Subject to the restrictions on transfer of shares described in the Amalgamated Corporation's by-laws as amended from time to time, upon surrender to any transfer agent of the Amalgamated Corporation of a certificate of shares of the Amalgamated Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Amalgamated Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     (b) Until the limitations on transfer set forth in the Amended and Restated Conversion and Pairing Agreement dated as of June 7, 1999 by and between the Amalgamated Corporation and bamboo.com, Inc., a corporation incorporated under the laws of the State of Delaware (the "Parent Company"), as amended from time to time in accordance with the provisions thereof (the "Pairing Agreement") shall be terminated:

          (i) The Series C Preferred Shares that are paired pursuant to the Pairing Agreement with the Class B Common Stock of the Parent Company, par value $0.0001, shall not be transferrable and shall not be transferred on the share transfer books of the Amalgamated Corporation, unless

               A. A simultaneous transfer of the Class B Common Stock of the Parent Company is made by the same transferor to the same transferee for the same number of shares, or

               B. Arrangements have been with the Parent Company for the acquisition by the transferee of a like
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                    number of shares of Class B Common Stock of the Parent
                    Company and such shares are paired with the Series C Preferred Shares. Any purported transfer of Series C Preferred Shares in violation of this section 8 shall be void ab initio and the intended transferee shall acquire no rights in such shares of the Series C Preferred Shares.

          (ii) Each certificate evidencing ownership of Series C Preferred Shares of the Amalgamated Corporation that are paired pursuant to the Pairing Agreement and issued and not cancelled prior to the effectiveness of the Pairing Agreement shall be deemed to evidence a like number of Class B Common Stock of the Parent Company.

          (iii) A legend shall be placed on the face of each certificate evidencing ownership of Series C Preferred Shares that are paired pursuant to the Pairing Agreement referring to the restrictions on transfer set forth herein.

     (c)  Notwithstanding the foregoing, the Amalgamated Corporation may issue or transfer its Series C Preferred Shares to the Parent Company without regard to the restrictions of section 8.
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                                                                              2.

5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business
    Corporations Act.


6. The resolution authorizing the amendment was approved by the shareholders/directors (as applica-ble) of the corporation on

                                     1999
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                              (Year, Month, Day)

These articles are signed in duplicate.


                                             BAMBOO.COM CANADA, INC.
                                    --------------------------------------------
                                                  (Name of Corporation)


                               By:    /s/ Leonard B. McCurdy,
                                                 Chairman
                                      ------------------------------------------
                                       (Signature)      (Description of Office)
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                                     -11-

all debts, contracts and liabilities and duties of the parties hereto shall thenceforth attach to the Amalgamated Corporation and may be enforced against it.

17. No action or proceeding by or against any of the parties hereto shall abate or be affected by such amalgamation.

18. Upon the shareholders of each of the parties hereto respectively passing or consenting to a special resolution approving this agreement, the parties hereto shall jointly file, in duplicate, with the Ministry of Consumer and Commercial Relations articles of amalgamation and all other documents necessary to bring such amalgamation into effect. Notwithstanding the foregoing, this agreement shall be terminated if the directors of any one of Jutvision Canada, Inc. or Jutvision Corporation enact a resolution terminating this agreement at any time before the endorsement of a certificate of amalgamation, notwithstanding approval of this agreement by the shareholders of all or any one of Jutvision Canada, Inc. or Jutvision Corporation.

19. The amalgamation provided for in this agreement shall take effect on the 1/st/ day of January, 1999.

          IN WITNESS WHEREOF this agreement has been duly executed by the parties hereto under their respective corporate seals as witnessed by the signatures of their proper officers in that behalf.

                                             JUTVISION CANADA, INC.
                                             Per:

                                             /s/  Leonard McCurdy
                                             ------------------------------

                                             Leonard McCurdy, Chairman

                                             JUTVISION CORPORATION
                                             Per:

                                             /s/  Leonard McCurdy
                                             ------------------------------

                                             Leonard McCurdy, Chairman